UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

FORTUNE ENTERTAINMENT CORPORATION

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

INFORMATION STATEMENT
OF
FORTUNE ENTERTAINMENT CORPORATION
26/F, Skyline Commercial Centre
71-77 Wing Lok Street
Sheng Wan, Hong Kong, China

We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

This Information Statement is first being furnished on or about February ___, 2006 to the holders of record as of the close of business on February ___, 2006 of the common and preferred stock of Fortune Entertainment Corporation (the “Company”).

A total of one stockholder owning the equivalent of 20,271,422 shares of the Company’s capital stock that are entitled to vote on these actions as of December 12, 2005, have consented in writing to the actions described below. The shares of the Company’s capital stock entitled to vote on these actions are hereinafter referred to as the “Voting Shares.” Such approval and consent constitute the approval and consent of a majority of the total number of the Voting Shares and are sufficient under the Delaware General Corporation Law and the Company’s By-Laws to approve the action. Accordingly, the action will not be submitted to the other stockholders of the Company for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C.

ACTION BY
CONSENTING STOCKHOLDERS

GENERAL

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company’s common and preferred stock.

The Company will only deliver one Information Statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:

Fortune Entertainment Corporation
c/o Mr. Huang
26/F, Skyline Commercial Centre
71-77 Wing Lok Street
Sheng Wan, Hong Kong
China
Fax #: 852-2527-0111

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s Bylaws and the Delaware General Corporation Law, a vote by the holders of at least a majority of the outstanding shares of the Company entitled to vote (the “Voting Shares”) is required to effect the action described herein. The Company’s Certificate of Incorporation does not authorize cumulative voting for this matter. As of the record date, the Company had the equivalent of 39,973,558 voting shares of common stock issued and outstanding, including 88,429 shares of preferred stock, which for voting purposes (as specified under the voting rights afforded to the preferred stock in the Certificate of Designation for such preferred shares) is entitled to one vote per preferred share. Thus the number of Voting Shares required to pass any stockholder resolutions is 19,986,780 shares. The consenting stockholder is the record and beneficial owner of 20,271,422 shares of the Company’s common stock, which represents approximately 50.7% of the total number of Voting Shares. Pursuant to Section 288(a) of the Delaware General Corporation Act, the consenting stockholder voted in favor of the actions described herein in a written consent, dated December 12, 2005, attached hereto as Exhibit 1. No consideration was paid for the consent. The consenting stockholder’s name, affiliation with the Company and its beneficial holdings are as follows:

Name	Affiliation	Voting Shares	Percentage

Central Class Group Limited	Stockholder	20,271,422	50.7%

Total		20,271,422	50.7%

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None.

PROPOSALS BY SECURITY HOLDERS

None.

DISSENTERS’ RIGHT OF APPRAISAL

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of February 1, 2006 with respect to the beneficial ownership of the outstanding shares of Company’s capital stock by (i) each person known by Registrant who will beneficially own five percent (5%) or more of the outstanding shares; (ii) the officers and directors of the Company; and (iii) all the aforementioned officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of February 1, 2006 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 39,973,558 common shares issued and outstanding on a fully diluted basis, as of February 1, 2006.

Title of Class	Name and Address Of Beneficial Owners	Amount and Nature Of Beneficial Ownership	Percent Of Class (1)

Common Stock	Central Class Group Limited (2)	20,271,422	50.7%
Common Stock	Ke Huang, Director, Chief Executive Officer and Acting Chief Financial Officer (3)	0	0.00%
Common Stock	Douglas R. Sanderson, Director (4)	0	0.00%

	All officers and directors as a group (2 persons)	0	0.00%
_______________

(1)	The number of outstanding shares of common stock of the Company for purposes of calculating the percentages is 39,973,558.
(2)
Central Class Group’s address is 26/F, Skyline Commercial Centre, 71-77 Wing Lok Street, Sheng Wan, Hong Kong, China.  The individual person who has the power to vote and/or dispose of these securities is Mr. Siu Wa Wong.

(3)	Mr. Huang’s address is 26/F, Skyline Commercial Centre, 71-77 Wing Lok Street, Sheng Wan, Hong Kong, China.
(4)	Mr. Sanderson’s address is 8687 West Sahara Avenue, Suite 150, Las Vegas, Nevada 89117.

CHANGE IN CONTROL

The Board of Directors of the Company is aware that there has been a change in control of the Company. On November 30, 2005, Central Class Group Limited, a British Virgin Islands company (“Central Class”) acquired 17,271,422 shares of the Company’s common stock directly from 9 shareholders of the Company. This acquisition of shares, along with the issuance of an additional 3,000,000 shares to Central Class (both transactions referred to herein as the “Transactions”) represent the acquisition of approximately 50.8% of the total outstanding stock of the Company. No part of the consideration used to acquire control of the Company was from a loan. The total consideration used by Central Class to acquire control of the Company (by acquiring the securities and the stock from the Company’s stockholders) was $354,000.

In connection with the Transactions: (i) effective November 25, 2005, Mr. Phillip Verrill, Mr. Pavan Anand and Mr. Theodore Silvester, Jr. resigned as members of the board of directors of the Company. There were no disagreements between Mr. Phillip Verrill, Mr. Pavan Anand and Mr. Theodore Silvester, Jr. and any officer or director of the Company; (ii) effective November 25, 2005, Mr. Douglas R. Sanderson resigned as the Chairman, Chief Executive Officer and President of the Registrant; (iii) effective November 25, 2005, Mr. Phillip Verrill resigned as the Chief Financial Officer and Chief Operating Officer of the Registrant; (iv) effective November 25, 2005, Mr. Ke Huang was appointed as a member of the Company’s Board of Directors subject to compliance with Rule 14f-1 promulgated pursuant the Securities Exchange Act of 1934, as amended; and (v) effective November 25, 2005, Mr. Ke Huang was appointed as the Chief Executive Officer and Acting Chief Financial Officer of the Registrant.

A more detailed description of the above transactions can be found in the Company’s Current Report on Form 8-K filed with the SEC on December 1, 2005.

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDERS

The following action was by written consent of the consenting stockholder:

ACTION 1
REVERSE STOCK SPLIT

MATERIAL TERMS OF THE REVERSE SPLIT

The consenting stockholder has approved a resolution, attached as Exhibit A hereto, to effect a one-for-twenty (1:20) reverse stock split of the Common Stock of the Company (the “Reverse Split”). The consenting stockholder believes that the Reverse Split is in the best interest of the Company and its shareholders because the Company believes the Reverse Stock Split will maximize stockholder value. Management believes that the reverse split is in the Company’s best interest in that it may increase the trading price of its the common stock. An increase in the price of the common stock could, in turn, generate greater investor interest in the Company, thereby enhancing the marketability of the Company’s common stock to the financial community. The potential increases in the trading price and greater interest from the financial community could ultimately improve the trading liquidity of the Company’s common shares.

The immediate effect of the Reverse Split would be to reduce the total number of shares of the Company’s common stock from 39,885,129 to approximately 1,994,256 presently issued and outstanding. However, the Reverse Split will affect all of the holders of all classes of the Company’s common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company or proportionate voting power, except for insignificant changes that will result from the rounding of fractional shares.

The Reverse Split is expected to become effective on or about January 22, 2006 (the “Effective Date”). The Reverse Split will take place on the Effective Date without any action on the part of the holders of all classes of the Company’s common stock and without regard to current certificates representing shares of all classes of the Company’s common stock being physically surrendered for certificates representing the number of shares of all classes of the Company’s common stock each stockholder is entitled to receive as a result of the Reverse Split. New certificates of the Company’s common stock will not be issued.

No fractional shares will be issued in connection with the Reverse Split. Any fractional share will be rounded to the next whole share.

We do not have any provisions in our Certificate of Incorporation, Bylaws, or employment or credit agreements to which we are party that have anti-takeover consequences. We do not currently have any plans to adopt anti-takeover provisions or enter into any arrangements or understandings that would have anti-takeover consequences. In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above market premium and favored by a majority of independent shareholders. There are no adverse material consequences or any anti-takeover provisions in either our Certificate of Incorporation or Bylaws that would be triggered as a consequence of the Reverse Split. The Certificate of Incorporation or Bylaws do not address any consequence of the Reverse Split.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following summary of certain material federal income tax consequences of the Reverse Split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the United States federal income tax laws as of the date of this Information Statement. Such laws are subject to change retroactively as well as prospectively. This summary also assumes that the shares of Common Stock are held as “capital assets,” as defined in the Internal Revenue Code of 1986, as amended. The tax treatment of a stockholder may vary depending on the facts and circumstances of such stockholder.

EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE SPLIT.

No gain or loss should be recognized by a stockholder as a result of the Reverse Split; provided, however, any whole shares received in lieu of fractional shares may result in a taxable gain or loss. The aggregate tax basis of the shares received in the Reverse Split will be the same as the stockholder’s aggregate tax basis in the shares exchanged. The stockholder’s holding period for the shares received in the Reverse Split will include the period during which the stockholder held the shares surrendered as a result of the Reverse Split. The Company’s views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending on the state in which such stockholder resides.

The reverse stock split will take effect upon the filing of an amendment to the Company’s certificate of incorporation with the Secretary of State of Delaware. Under Federal Securities Laws, the Company cannot file the Amendment until at least 20 days after mailing this Information Statement to our stockholders.

ACTION 2
AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES

The consenting stockholder has also adopted and approved an amendment to increase the number of the Company authorized shares of Common Stock from 40,000,000 to 200,000,000 shares (the “Authorized Share Amendment”) after the 1 for 20 Reverse Split discussed in Action I above. The amendment was adopted to be consistent with the Reverse Split. The par value of each such share of common stock shall be $0.001 per share. The text of the resolutions approving the amendment is attached hereto as Exhibit A.

The Authorized Share Amendment will be implemented by filing a Certificate of Amendment with the Secretary of State of the State of Delaware, a form of which is attached as Exhibit B to the resolution set forth as Exhibit A. Under Federal Securities laws, the Company cannot file the Certificate of Amendment until at least 20 days after the mailing of this Information Statement.

As of the record date, the authorized number of shares of the Company’s Common Stock is 40,000,000, of which 39,885,129 shares are outstanding. The increase in authorized shares will not be directly proportional to the reverse stock split. The Management of the Company believes that additional authorized shares are needed to provide the Company adequate flexibility to engage in future capital raising transactions, acquisitions or other transactions which might require the issuance of Common Stock. If we are authorized to issue 200,000,000 shares of Common Stock, then we will be able to issue approximately an additional 198,005,744 shares of Common Stock after the Reverse Split.

We have no current plans to issue any of the additional authorized but unissued shares of Common Stock that will become available as a result of the filing of the Amendment.

The Management of the Company believes that additional authorized shares are needed to provide the Company adequate flexibility to engage in future capital raising transactions, acquisitions or other transactions which might require the issuance of Common Stock. The future issuance of additional shares of Common Stock on other than a pro rata basis to existing stockholders will dilute the ownership of the current stockholders, as well as their proportionate voting rights.

Although this action is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any debt instruments or the Certificate of Incorporation or the Bylaws of the Company in effect on the date of this Information Statement, the Company’s stockholders should note that the availability of additional authorized and unissued shares of common stock could make any attempt to gain control of the Company or the Board more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management. Although the Board currently has no intention of doing so, shares of common stock could be issued by the Board to dilute the percentage of common stock owned by a significant stockholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board or to meet the voting requirements imposed by Delaware law with respect to a merger or other business combination involving the Company.

Following the Reverse Stock Split and the Authorized Share Increase, the number of shares of the Company’s common stock will be as follows (subject to slight adjustment for rounding of fractional shares):

	Common Stock Outstanding	Authorized Common Stock

Pre Reverse Split	39,885,129	40,000,000

1 for 20 Reverse Split	1,994,257	200,000,000

ACTION 3
AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO
CHANGE THE NAME

The consenting stockholder adopted and approved an amendment to Company’s Certificate of Incorporation to change the Company’s name to WT Holdings Corporation.

The amendment will be referred to in this Information Statement as the “Amendment.” The text of the Amendment is attached to this Information Statement as Exhibit A to the resolutions approving the name change are which are attached to this Information Statement as Exhibit 1. The Amendment will become effective once it is filed with the Secretary of State of Delaware. Under Federal Securities Laws, the Company cannot file the Amendment until at least 20 days after mailing this Information Statement to our stockholders.

The consenting stockholder believes that the Name Change is in the Company’s best interest because it better reflects its current operations and business strategy of seeking appropriate acquisition targets for the Company that may or may not have anything to do with entertainment. The consenting shareholder acquired a controlling interest in the Company (as described in the section entitled “Change in Control” above) and wishes to seek appropriate acquisition targets for the Company that may or may not be synergistic to the current operations of the Company. There are currently no appropriate acquisition targets identified yet, however, the Company does not want to limit its acquisition target companies to entertainment companies and believes the current name is more generic and provides more flexibility. Upon filing the Amendment, Company’s name will change to WT Holdings Corporation.

EXHIBIT 1

AUTHORIZED SHARE AMENDMENT

WRITTEN CONSENT
OF THE
MAJORITY STOCKHOLDERS
OF
FORTUNE ENTERTAINMENT CORPORATION
a Delaware Corporation

The undersigned, being all the holder of at least a majority of the outstanding capital stock of Fortune Entertainment Corporation, a Delaware corporation (the “Corporation”), acting pursuant to the authority granted by Section 228 of the Delaware General Corporation Law, and the By-Laws of the Corporation, do hereby adopt the following resolutions by written consent as of December 12, 2005:

AMENDMENT TO CERTIFICATE OF INCORPORATION
(1 FOR 20 REVERSE STOCK SPLIT & DECREASE OF
AUTHORIZED COMMON SHARES)

WHEREAS, the undersigned have determined, after reviewing the number of currently issued, outstanding shares of the Corporation, that it is in the best interests of the Corporation and its stockholders that: each twenty (20) issued and outstanding shares of common stock of the Corporation (“Common Stock”) be changed and converted into one (1) shares of Common Stock (the “Reverse Stock Split”); and (ii) the authorized shares of capital stock of the Corporation be increased to 205,000,000 shares, the authorized shares of common stock of the Corporation be increased to 200,000,000 shares and the authorized shares of preferred stock of the Corporation shall remain the same at 5,000,000 shares (“Authorized Shares Amendment”), as set forth in the Certificate of Amendment attached hereto as Exhibit “A” (the “Certificate of Amendment”);

WHEREAS, subject to and in compliance with Rule 10b-17 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), it is deemed to be in the best interests of the Corporation and its stockholders that a record date of on or about January ___, 2006 (the “Record Date”) be set for the Reverse Stock Split and the Authorized Shares Amendment;

NOW, THEREFORE, BE IT RESOLVED, that, subject to and in compliance with the Exchange Act, the Corporation shall file the Certificate of Amendment and each twenty (20) issued and outstanding shares of Common Stock shall be changed and converted into one (1) share of Common Stock on and as of the Record Date and the authorized shares of capital stock of the Corporation shall be increased to 205,000,000 shares, the authorized shares of common Stock of the Corporation shall be increased to 200,000,000 shares and the authorized shares of Preferred Stock of the Corporation shall remain 5,000,000 shares;

RESOLVED FURTHER, that any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file with the Securities and Exchange Commission a Schedule 14C Information Statement (the “Schedule 14C”) informing the stockholders of the Corporation who are not signatory hereto of the action taken hereby;

RESOLVED FURTHER, that, upon effectiveness of the Schedule 14C, any executive officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file with the Secretary of State of the State of Delaware the Certificate of Amendment, in accordance with applicable law;

RESOLVED FURTHER, that, subject to the foregoing, the Corporation’s Chief Executive Officer, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to direct the Corporation’s transfer agent to record the appropriate number of shares held by each stockholder after giving effect to the Reverse Stock Split, and, if requested, to issue replacement stock certificates to each such requesting stockholder representing the number of shares to which each such stockholder is entitled after giving effect to the Reverse Stock Split;

RESOLVED FURTHER, that the Corporation’s Chief Executive Officer, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to take such further action and execute and deliver any additional agreements, instruments, certificates, filings or other documents and to take any additional steps as such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions;

RESOLVED FURTHER, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation.

AMENDMENT TO ARTICLES OF INCORPORATION
(NAME CHANGE)

WHEREAS, it is proposed that the Corporation amend its Articles of Incorporation to change the name of the Corporation to “WT Holdings Corporation;”

NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of the Corporation be amended as set forth in the Certificate of Amendment;

RESOLVED FURTHER, that the Certificate of Amendment be, and hereby is, approved and adopted in all material respects;

RESOLVED FURTHER, that any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file with the Securities and Exchange Commission a Schedule 14C Information Statement (the “Schedule 14C”) informing the stockholders of the Corporation who are not signatory hereto of the action taken hereby;

RESOLVED FURTHER, that, upon effectiveness of the Schedule 14C, any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file with the Secretary of State of the State of Delaware the Certificate of Amendment, in accordance with applicable law;

2

RESOLVED FURTHER, that any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to take such further action and execute and deliver any additional agreements, instruments, certificates, filings or other documents and to take any additional steps as any such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions;

RESOLVED FURTHER, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

3

This Written Consent shall be added to the corporate records of this Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the stockholders of this Corporation. This Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Written Consent.

MAJORITY STOCKHOLDERS: CENTRAL CLASS GROUP LIMITED, a British Virgin Islands company /s/ Sia Wa Wong By: Sia Wa Wong Its: Authorized Signature Shares: 20,271,422 Shares Date: December 12, 2005

4

EXHIBIT A

CERTIFICATE OF AMENDMENT

CERTIFICATE OF AMENDMENT

STATE of DELAWARE
CERTIFICATE of AMENDMENT of
CERTIFICATE of INCORPORATION
of FORTUNE ENTERTAINMENT CORPORATION, INC.

Fortune Entertainment Corporation (the “Corporation”) a corporation organized and existing under and by virtue of the Delaware General Corporation Law (“DGCL”) does hereby certify:

FIRST:    That the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

RESOLVED, that, to effectuate the Reverse Stock Split and Increase in Authorized Shares, Article Fourth of the Certificate of Incorporation, as amended and in effect on the date hereof (the “Certificate of Incorporation”), be amended by adding the following paragraphs thereto:

“Upon this Certificate of Amendment to the Certificate of Incorporation of the Corporation becoming effective in accordance with the General Corporation Law of the State of Delaware (the “Effective Date”), each twenty (20) shares of Common Stock, par value $.001 per share (“Old Common Stock”), of the Corporation issued and outstanding immediately prior to the Effective Date shall be, without any action of the holder thereof, automatically reclassified as and converted into one (1) share of Common Stock, par value $.0001 per share (“New Common Stock”), of the Corporation.

Notwithstanding the immediately preceding paragraph, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock, and no certificates or scrip representing any such fractional shares shall be issued. In lieu of such fraction of a share, any holder of such fractional share shall be entitled receive one whole share of the New Common Stock.

Each stock certificate that, immediately prior to the Effective Date, represented shares of Old Common Stock shall, from and after the Effective Date, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified. A letter of transmittal will provide the means by which each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified.

As of the Effective Date, the total number of shares which the Corporation shall have authority to issue is 205,000,000 shares of Capital Stock, which shall be divided into 200,000,000 shares of New Common Stock, par value $.0001 per share, and 5,000,000 shares of Preferred Stock, par value $.0001 per share.”

RESOLVED, that, to effectuate the Name Change, Article I of the Certificate of Incorporation, as amended and in effect on the date hereof (the “Certificate of Incorporation”), be amended and restated in its entirety as follows: “The name of the Corporation shall be WT Holdings Corporation.”

SECOND:    That in lieu of a meeting and vote of the stockholders of the Corporation, a majority of the holders of the Corporation’s Common Stock, voting as a class, have given their written consent to said amendment in accordance with the provisions of Section 228 of the DGCL, and written notice of the adoption of the amendment has been given as provided in Section 228 of the DGCL to every stockholder entitled to such notice.

THIRD:    That the foregoing amendment of the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the DGCL.

[Remainder of Page Intentionally Left Blank. Signature Page Follows.]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed on this ____  day of January, 2006.

FORTUNE ENTERTAINMENT CORPORATION

By:

Ke Huang Chief Executive Officer

2